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                                                                    EXHIBIT 23.2
                      CONSENT OF INDEPENDENT ACCOUNTANTS


    We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 1994 on our audit of the consolidated statements of income, stockholders' equity and cash flows, and the financial statement schedule of Mirage Resorts, Incorporated for the year ended December 31, 1993, included in the Annual Report on Form 10-K for the year ended December 31, 1995 of Mirage Resorts, Incorporated. We also consent to the reference to our firm in the Prospectus included in this Registration Statement under the caption "Experts."



/c/ COOPERS & LYBRAND L.L.P.
----------------------------
COOPERS & LYBRAND L.L.P.


Las Vegas, Nevada
July 31, 1997